As filed with the Securities and Exchange Commission on November __, 2006

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Optium Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

59-3684497
(I.R.S. Employer Identification No.)

OPTIUM CORPORATION
500 Horizon Drive, Suite 505
Chalfont, PA  18914
(Address of Principal Executive Offices) (Zip Code)

Warrants to Purchase Series C Senior Convertible Preferred Stock
2000 Stock Incentive Plan
2006 Stock Option and Incentive Plan
(Full Title of the Plan)

Eitan Gertel
Chief Executive Officer and President
Optium Corporation
500 Horizon Drive, Suite 505
Chalfont, PA  18914
(Name and Address of Agent for Service)

(215) 712-6200
Telephone Number, Including Area Code, of Agent For Service.

Copies to:

Christopher E. Brown, Esq.
Optium Corporation
500 Horizon Drive, Suite 505
Chalfont, PA  18914
(215) 712-6200

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants to Purchase Series C Senior Convertible Preferred Stock	48,981		$0.60432	$29,600.20	$3.17	(2)

2000 Stock Incentive Plan	486,872		$0.48	$233,698.56	$25.01	(2)
Common Stock, par value $0.01 per share	85,794		$0.84	$72,066.96	$7.71	(2)
	176,700		$0.96	$169,632.00	$18.15	(2)
	108,333		$1.08	$116,999.64	$12.52	(2)
	19,180		$2.40	$46,032.00	$4.93	(2)
	8,390		$2.64	$22,149.60	$2.37	(2)
	19,375		$3.96	$76,725.00	$8.21	(2)
	55,305		$5.25	$290,351.25	$31.07	(2)
	143,375		$5.40	$774,225.00	$82.84	(2)
	175,544		$5.76	$1,011,133.44	$108.19	(2)
	323,962		$9.24	$2,993,408.88	$320.29	(2)
	12,542		$10.92	$136,958.64	$14.65	(2)
	118,500		$14.04	$1,663,740.00	$178.02	(2)
	20,834		$14.28	$297,509.52	$31.83	(2)
	47,716		$17.50	$835,030.00	$89.35	(2)

2006 Stock Option and Incentive Plan	283,333	(3)	$18.65	$5,284,160.45(4)	$565.41
Common Stock, par value $0.01 per share

Total	2,134,736			$14,023,820.94	$1,500.55

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)          Such shares are issuable upon exercise of outstanding options or warrants with fixed exercise prices.  Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options or warrants may be exercised.

(3)          To the extent outstanding awards under the 2000 Stock Incentive Plan expire or are canceled or terminated without having been exercised in full, the shares of common stock subject to such awards will be available for future issuance under the 2006 Stock Option and Incentive Plan.

(4)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The fee is calculated on the basis of the average of the high and low sale prices for the Common Stock of Optium Corporation on November 13, 2006 as reported on the Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                            Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.                            Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                            Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                  Registrant’s Prospectus dated October 27, 2006, as filed on October 27, 2006 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-135472), as amended (the “Registration Statement”);

(b)                                 The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October  24, 2006, and incorporating by reference the information contained in the Registration Statement; and

(c)                                  All other reports filed pursuant to Section 13(a) or 15(d) of Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

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Item 4.                            Description of Securities.

Not applicable.

Item 5.                            Interests of Named Experts and Counsel.

Not applicable.

Item 6.                            Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Registrant’s charter and bylaws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, the Registrant will indemnify its directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant’s charter and bylaws filed as Exhibits 3.1 and 3.3 to this Registration Statement, respectively.

The Registrant is party to an underwriting agreement which provides that the underwriters are obligated, under certain circumstances, to indemnify the Registrant’s directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135472).

The Registrant has entered into agreements with certain of its officers and directors that also provide for such indemnification and expenses and liability reimbursement. These agreements require the Registrant to indemnify such persons against liabilities that may arise by reason of their status or service as officers and directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is made to the Registrant’s form of Indemnification Agreement filed as 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135472).

In addition, the Registrant has an existing directors and officers liability insurance policy to insure such persons against certain liabilities.

Item 7.                            Exemption From Registration Claimed.

Not applicable.

Item 8.                            Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-135472) and incorporated herein by reference)

3.2

Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135472) and incorporated herein by reference)

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4.1

Specimen Certificate evidencing shares of the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-135472) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Ernst & Young

23.4	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.                            Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chalfont, Commonwealth of Pennsylvania, on November 17, 2006.

OPTIUM CORPORATION

By:	/s/ Eitan Gertel
Eitan Gertel
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Eitan Gertel and David Renner as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities as of November 17, 2006.

Signature	Title(s)

/s/ Eitan Gertel
Eitan Gertel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Renner
David Renner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James Barbookles
James Barbookles	Director

/s/ Christopher Crespi
Christopher Crespi	Director

/s/ Kerry DeHority
Kerry DeHority	Director

Steven Foster	Director

/s/ Russell Johnson
Russell Johnson	Director

Morgan Jones	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-135472) and incorporated herein by reference)

3.2

Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135472) and incorporated herein by reference)

4.1

Specimen Certificate evidencing shares of the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-135472) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Ernst & Young

23.4	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)